UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 2, 2007
Republic Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-14267	65-0716904

(Commission File Number)	(IRS Employer Identification No.)

110 SE 6th Street, 28th Floor, Fort Lauderdale, Florida	33301

(Address of Principal Executive Offices)	(Zip Code)
(954) 769-2400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On February 2, 2007, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Republic Services, Inc. (the “Company”) made an annual grant of restricted shares to the principal executive officer, principal financial officer and other named executive officers of the Company as follows:

Title	Restricted Shares Awarded
Chairman/Chief Executive Officer	30,000
President/Chief Operating Officer	20,000
Senior Vice President/Chief Financial Officer	20,000
Senior Vice President/General Counsel	20,000

The restricted shares vest and become exercisable in four equal annual installments commencing on the first anniversary of the date of grant subject to vesting acceleration based on the Company’s achievement of annual performance goals established in connection with annual awards under the Company’s Executive Incentive Plan.
On February 2, 2007, the Compensation Committee also granted the following restricted shares in lieu of a salary increase for 2007 to the principal executive officer, principal financial officer and other named executive officers of the Company under the Company’s 1998 Stock Incentive Plan as follows:

Name	Title	Restricted Shares Awarded
James E. O’Connor	Chairman and Chief Executive Officer	5,250
Michael J. Cordesman	President and Chief Operating Officer	3,250
Tod C. Holmes	Senior Vice President and Chief Financial Officer	2,750
David Barclay	Senior Vice President and General Counsel	2,750

The restricted shares vest and become exercisable on January 1, 2008.
In addition, the Compensation Committee granted 20,000 restricted shares to James E. O’Connor for his valuable service to the Company. The restricted shares vest and become exercisable as to amount upon achievement of a 2007 Net Income goal approved by the Compensation Committee, with the percentage of such award being earned equal to the percentage of the Net Income goal achieved, up to a maximum of 100%. The restricted shares vest and become exercisable as to time on January 1, 2009 if Mr. O’Connor continues his employment with the Company through December 31, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 8, 2007	REPUBLIC SERVICES, INC.
	By:	/s/ Tod C. Holmes
Tod C. Holmes
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

	By:	/s/ Charles F. Serianni
Charles F. Serianni
Vice President and Chief Accounting Officer (Principal Accounting Officer)

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